UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC 20549


                                 FORM 8-K


                              CURRENT REPORT
 Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported): December 18, 2003



                                 NIKE, INC.

          (Exact Name of Registrant as Specified in Charter)


       Oregon                  1-10635                 93-0584541
    ____________             ____________             ____________

   (State of                  (Commission            (I.R.S.Employer
   Incorporation)            File Number)          Identification No.)

                             One Bowerman Drive
                         Beaverton, Oregon 97005-6453

                   (Address of Principal Executive Offices)
                          __________________________

                               (503) 671-6453

             (Registrant's telephone number, including area code)

                          ___________________________


Item 7. Financial Statements and Exhibits.

    (c) Exhibits.

    The following exhibit is furnished with this Form 8-K:

    99. Press Release dated December 18, 2003

Item 12. Results of Operations and Financial Condition).

Today NIKE, Inc. issued its second quarter earnings press release. A copy of the release is attached hereto as Exhibit 99.

                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          NIKE, Inc.
                                         (Registrant)

Date:  December 18, 2003
                                         /s/ Donald W. Blair
                                         ____________________
                                         By: Donald W. Blair
                                           Chief Financial Officer

Exhibit 99

                          FOR IMMEDIATE RELEASE


      INVESTOR CONTACT:                              MEDIA CONTACT:
      Pamela Catlett                                 Joani Komlos
      503.671.4589                                   503.671.2013

                    NIKE REPORTS SECOND QUARTER EARNINGS
                        PER SHARE UP 16 PERCENT;
                WORLDWIDE FUTURES ORDERS INCREASE 9.7 PERCENT


Highlights:

- Second quarter earnings were $0.66 per diluted share versus $0.57 per diluted share in the prior year quarter
-  Revenues for the quarter increased 13 percent to $2.8 billion
-  Gross margins improved 210 basis points to 42.3 percent
-  Worldwide futures orders increased 9.7 percent.

Beaverton, OR (December 18, 2003) -- NIKE, Inc. (NYSE:NKE) today reported revenues and earnings for the Company's second quarter ended November 30, 2003. Second quarter revenues increased 13 percent to $2.8 billion, versus $2.5 billion for the same period last year. Second quarter net income totaled $179.1 million, or $0.66 per diluted share, compared to $152.0 million, or $0.57 per diluted share, in the prior year.

"It was a great quarter," Philip H. Knight, Chairman and Chief
Executive Officer said. "These positive results span most of Nike's portfolio of businesses and categories. They reflect our management's ability to lead in innovative product, communication, and operational performance."*

Knight added, "We are optimistic the momentum we are seeing in the business, coupled with the improving health of the footwear and apparel industry, is setting the stage for continued profitable growth through the remainder of fiscal 2004."*

Futures Orders

The Company reported worldwide futures orders for athletic footwear and apparel, scheduled for delivery from December 2003 through April 2004, totaling $4.4 billion, 9.7 percent higher than such orders reported for the same period last year. Approximately four points of this growth were due to changes in currency exchange rates.

By region, futures orders for the USA were up one percent; Europe increased 16 percent; Asia Pacific grew 18 percent; and the Americas increased 11 percent. In Europe, eight points of the increase were due
to changes in currency exchange rates.   Currency exchange rate
movements contributed approximately four points and seven points, respectively, to futures growth in the Asia Pacific and Americas regions.

Knight continued, "The 9.7 percent increase in our worldwide futures orders is the result of Nike's strong brand and product momentum around the globe. We are particularly pleased by the continued improvement in our USA region, which posted the first futures increase in six quarters. This rebound in the USA complements continued strong performance in our international regions, which delivered 16 percent futures orders growth for the period."*

Regional Highlights

USA
___
During the second quarter, U.S. revenues increased five percent to $1.09 billion versus $1.03 billion for the second quarter of 2003. U.S. athletic footwear revenues increased five percent to $624.0 million. Apparel revenues increased eight percent to $398.3 million. Equipment revenues fell six percent to $63.3 million.

Europe
______
Revenues for the European region (which includes the Middle East and Africa) grew nine percent to $848.9 million, up from $781.2 million for the same period last year. Fifteen points of this growth were the result of changes in currency exchange rates. Footwear revenues increased eight percent to $472.5 million, apparel revenues increased ten percent to $324.9 million and equipment revenues increased four percent to $51.5 million.

Asia Pacific
____________
Revenues in the Asia Pacific region grew 18 percent to $412.7 million compared to $350.4 million a year ago. Five points of this growth were the result of changes in currency exchange rates. Footwear revenues were up 21 percent to $205.6 million; apparel revenues increased 15 percent to $174.5 million and equipment grew 11 percent to $32.6 million.

Americas
________
Revenues in the Americas region increased 17 percent to $156.1 million, an improvement from $133.5 million in the second quarter of 2003. This growth rate reflected an eight percent increase due to changes in currency exchange rates. Footwear revenues were up 25 percent to $103.7 million, apparel revenues increased three percent to $41.9 million and equipment improved five percent to $10.5 million.

Other Revenues
______________
Other revenues, which include Nike Golf, Converse, Inc., Bauer Nike Hockey Inc., Cole Haan(registered), and Hurley International LLC, grew 54 percent to $333.8 million from $217.0 million last year. This is the first quarter in which Converse results are reflected in the "Other Revenues" category, as Nike completed the acquisition of the company on September 4, 2003.

Income Statement Review

Gross margins were 42.3 percent compared to 40.2 percent last year. Selling and administrative expenses were 31.8 percent of second quarter revenues, compared to 30.3 percent last year. The effective tax rate for the second quarter was 34.8 percent.

Balance Sheet Review

At quarter end, global inventories stood at $1.6 billion, an increase of 15 percent from November 30, 2002. Cash and short-term investments were $968.9 million at the end of the quarter, compared to $555.8 million last year.

Share Repurchase

During the quarter, the Company purchased a total of 1,606,500 shares for approximately $100.5 million in conjunction with the Company's second four-year, $1 billion share repurchase program that was approved by the Board of Directors in June 2000.

NIKE, Inc. based in Beaverton, Oregon is the world's leading designer, marketer and distributor of authentic athletic footwear, apparel, equipment and accessories for a wide variety of sports and fitness activities. Wholly owned Nike subsidiaries include Converse Inc., which designs, markets and distributes athletic footwear, apparel and accessories; Bauer NIKE Hockey Inc., a leading designer and distributor of hockey equipment; Cole Haan(registered), which designs, markets, and distributes fine dress and casual shoes and accessories; and Hurley International LLC, which designs, markets and distributes action sports and youth lifestyle footwear, apparel and accessories.

NIKE's earnings releases and other financial information are available
on the Internet at www.NikeBiz.com/invest.   This quarter, Nikebiz will
feature expanded information and relevant highlights of product and key initiatives for the reporting period.

* The marked paragraphs contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties are detailed from time to time in reports filed by NIKE with the S.E.C., including Forms 8-K, 10-
Q, and 10-K.   Some forward-looking statements in this release concern
changes in futures orders that are not necessarily indicative of changes in total revenues for subsequent periods due to the mix of futures and "at once" orders, which may vary significantly from quarter to quarter.
                              (Tables Follow)



                   NIKE, INC. CONSOLIDATED FINANCIAL STATEMENTS
                        FOR THE QUARTER ENDED NOVEMBER 30, 2003
                       (In millions, except per share data)
INCOME                       QUARTER ENDING                YEAR TO DATE ENDING
STATEMENT*               11/30/2003  11/30/2002  %Chg   11/30/2003  11/30/2002  %Chg
======================================================  ============================
Revenues                   $2,837.1    $2,514.7   13%     $5,862.0    $5,311.0   10%
Cost of Sales               1,637.5     1,504.6    9%      3,360.9     3,143.8    7%
Gross Profit                1,199.6     1,010.1   19%      2,501.1     2,167.2   15%
% of revenue                 42.3 %      40.2 %             42.7 %      40.8 %

SG&A                          902.5       761.9   18%      1,772.1     1,566.5   13%
% of revenue                 31.8 %      30.3 %             30.2 %      29.5 %

Interest Expense                8.1        7.1    14%         15.6        14.5    8%
Other                          14.3       11.5    24%         38.1        22.5   69%
                        -----------------------         ----------------------

Income before income
taxes and cumulative
effect of accounting
change                        274.7       229.6   20%        675.3       563.7   20%
Income Taxes                   95.6        77.6   23%        235.0       194.5   21%
                             34.8 %      33.8 %             34.8 %      34.5 %
Income be cumulative
effect of accounting
change                        179.1      152.0    18%        440.3       369.2   19%
Cumulative effect of
accounting change, net
of income taxes                   -          -                   -       266.1
                        -----------------------         ----------------------
Net Income                   $179.1      $152.0   18%       $440.3      $103.1  327%
                        =======================         ======================
Diluted EPS - before
accounting change             $0.66       $0.57   16%        $1.64       $1.38   19%
Cumulative effect of
accounting change                 -           -                  -       (0.99)
                        -----------------------         ----------------------
                              $0.66       $0.57   16%        $1.64       $0.39  321%
                        =======================         ======================


Basic EPS - before
accounting change            $0.68       $0.57    19%        $1.67       $1.39   20%
Cumulative effect of
accounting change                -           -                   -       (1.00)
                        -----------------------         ----------------------
                             $0.68       $0.57    19%        $1.67       $0.39  328%
                        =======================         ======================


Weighted Average Common Shares Outstanding:

Diluted                       269.5       267.5              268.3       268.3
Basic                         263.3       264.7              263.1       265.0
                        =======================         =======================
Dividend                      $0.20       $0.14              $0.34       $0.26
                        =======================         =======================
*Certain prior year amounts have been reclassified to conform to fiscal year
2004 presentation.  These changes had no impact on previously reported results of operations or shareholders' equity.



NIKE, Inc.
BALANCE SHEET*             11/30/2003   11/30/2002
==================================================
   ASSETS
Cash & Investments             $968.9       $555.8
Accounts Receivable           2,010.4      1,895.7
Inventory                     1,592.0      1,386.9
Deferred Taxes                  212.7        164.1
Prepaid Expenses                236.8        214.8
    Current Assets            5,020.8      4,217.3

Fixed Assets                  3,082.1      2,822.9
Depreciation                  1,476.1      1,221.0
    Net Fixed Assets          1,606.0      1,601.9
Identifiable Intangible
   Assets and Goodwill          500.8        183.9
Other Assets                    248.9        265.3

                          ------------------------
Total Assets                 $7,376.5     $6,268.4
                          ========================

  LIAB AND EQUITY
Current Long-Term Debt         $206.1        $ 5.5
Payable to Banks                142.4        261.7
Accounts Payable                533.1        469.5
Accrued Liabilities             992.7        815.3
Income Taxes Payable            121.7         49.7
  Current Liabilities         1,996.0      1,601.7

Long-term Debt                  649.6        730.1
Def Inc Taxes & Oth Liab        363.3        162.8
Preferred Stock                   0.3          0.3
Common Equity                 4,367.3      3,773.5

                          ------------------------
Total Liab. & Equity         $7,376.5     $6,268.4
                          ========================


NIKE, INC                      QUARTER ENDING               YEAR TO DATE ENDING
Divisional Revenues*      11/30/2003 11/30/2002  %Chg   11/30/2003 11/30/2002  %Chg
=====================================================  ============================
USA Region
     Footwear                 $624.0     $596.1    5%     $1,446.4   $1,461.1   -1%
     Apparel                   398.3      369.5    8%        744.8      698.2    7%
     Equipment and other        63.3       67.0   -6%        148.3      155.9   -5%
                         ----------------------        ----------------------
          Total              1,085.6    1,032.6    5%      2,339.5    2,315.2    1%

EMEA Region
     Footwear                  472.5      436.7    8%      1,062.5      929.4   14%
     Apparel                   324.9      294.9   10%        666.8      605.7   10%
     Equipment and other        51.5       49.6    4%        133.1      115.5   15%
                         ----------------------        ----------------------
          Total                848.9      781.2    9%      1,862.4    1,650.6   13%

Asia Pacific Region
     Footwear                  205.6      170.0   21%        408.4      350.5   17%
     Apparel                   174.5      151.1   15%        287.8      250.0   15%
     Equipment and other        32.6       29.3   11%         64.8       57.7   12%
                         ----------------------        ----------------------
          Total                412.7      350.4   18%        761.0      658.2   16%

Americas Region
     Footwear                  103.7       83.0   25%        206.8      176.0   18%
     Apparel                    41.9       40.5    3%         81.3       79.1    3%
     Equipment and other        10.5       10.0    5%         21.7       20.7    5%
                         ----------------------        ----------------------
          Total                156.1      133.5   17%        309.8      275.8   12%

                             2,503.3    2,297.7    9%      5,272.7    4,899.8    8%

Other Brands                   333.8      217.0   54%        589.3      411.2   43%

Total NIKE Inc. Revenues    $2,837.1   $2,514.7   13%     $5,862.0   $5,311.0   10%